Exhibit 99.1

EPAM Withdraws Q1 and Full Year 2022 Guidance due to Uncertainties Related to the Events in Ukraine

Newtown, PA — February 28, 2022 —EPAM Systems, Inc. (NYSE: EPAM), a leading digital transformation services and product engineering company, today announced it is withdrawing its first quarter and 2022 financial outlook due to heightened uncertainties and regional impacts resulting from military actions in Ukraine.

Company Update
EPAM’s highest priority is the safety and security of its employees and their families in Ukraine. The company is proactively working to relocate its employees to lower risk locations in Ukraine and neighboring countries.
The company is executing business continuity plans and accelerating hiring across multiple locations in Central and Eastern Europe, Latin America, and India.
EPAM continues to operate productively in more than 40 countries and is committed to providing consistent high-quality delivery in all our geographies around the world. The company’s global delivery centers have sufficient resources, including infrastructure and capital to support ongoing operations. EPAM continues to support rapid responses to the difficult conditions in Ukraine, while maintaining a focus on customers, and continuing to evaluate opportunities for long term growth.

About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM) has leveraged its software engineering expertise to become a leading global product development, digital platform engineering, and top digital and product design agency. Through its ‘Engineering DNA’ and innovative strategy, consulting, and design capabilities, EPAM works in collaboration with its customers to deliver next-gen solutions that turn complex business challenges into real business outcomes. EPAM’s global teams serve customers in more than 35 countries across North America, Europe, Asia and Australia. As a recognized market leader in multiple categories among top global independent research agencies, EPAM was one of only four technology companies to appear on Forbes 25 Fastest Growing Public Tech Companies list every year of publication since 2013 and ranked as the top IT services company on Fortune's 100 Fastest-Growing Companies list of 2019 and 2020. Learn more at www.epam.com and follow EPAM on Twitter @EPAMSYSTEMS and LinkedIn.

Forward-Looking Statements

This press release includes estimates and statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our business and operations. These statements may include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. Those future events and trends may relate to, among other things, the anticipated impact of the COVID-19 pandemic and civil unrest in the geographies where we conduct business and operate and the effect that they may have on our revenues, operations, access to capital, profitability and customer demand. Other factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and the factors discussed in the Company’s Quarterly Reports on Form 10-Q for the 2020 fiscal year, particularly under the headings "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" and other filings with the Securities and Exchange Commission. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to us. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
David Straube, Head of Investor Relations
Phone: +1-267-759-9000 x59419
david_straube@epam.com